Exhibit 10(iii)A(43)
AMENDMENT NO. 4
TO
SEVERANCE AGREEMENT

    THIS AMENDMENT, made and entered into as of October 24, 2024, by and between ACUITY BRANDS, INC. (the “Company”) and Karen J. Holcom (“Executive”).

W I T N E S S E T H

    WHEREAS, Acuity Brands Lighting, Inc. and Executive entered into a Severance Agreement, dated March 28, 2018, and amended as of May 28, 2019, August 20, 2019, and October 26, 2020 (as amended, the “Severance Agreement”), providing for the payment of certain compensation and benefits to Executive if Executive’s employment is terminated under certain circumstances; and

    WHEREAS, the parties now desire to amend the Severance Agreement in the manner hereinafter provided;

    NOW, THEREFORE, the Severance Agreement is hereby amended as follows:

1.The first paragraph is hereby amended to replace “ACUITY BRANDS LIGHTING, INC.” with “ACUITY BRANDS, INC.”
2.The first sentence of Section 4.2 is hereby amended and restated in its entirety to read as follows:
Executive shall be paid an amount equal to the greater of (i) the Executive’s target annual incentive bonus in effect as of Executive’s Date of Termination (or, if Executive’s target annual incentive bonus has not yet been established for, or has been reduced during, the then current fiscal year, then Executive’s target annual incentive bonus in effect as of the last day of the prior fiscal year), multiplied by a fraction (the “Pro Rata Fraction”), the numerator of which is the number of days that have elapsed in the then current fiscal year through Executive’s Date of Termination and the denominator of which is 365, or (ii) the annual incentive bonus that would be paid or payable to Executive under the Incentive Plan based upon the Company’s actual performance for such fiscal year multiplied by the Pro Rata Fraction.
3.Except as modified by this Amendment, the Severance Agreement shall remain in full force and effect.
    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EXECUTIVE	COMPANY
ACUITY BRANDS, INC.
/s/ Karen J. Holcom	By:	/s/ Neil M. Ashe
Karen J. Holcom	Name:	Neil M. Ashe
	Title:	Chairman, President and Chief Executive Officer

Exhibit 10(iii)A(43)

Acknowledged by:

ACUITY BRANDS LIGHTING, INC.
By:	/s/ Neil M. Ashe
Name:	Neil M. Ashe
Title:	Chairman and Chief Executive Officer